Exhibit 10.22

The Investment Agreement

This Investment Agreement (this “Agreement”) is made and entered into by and among Inner Mongolia Jin Ma Construction Co., Ltd (hereafter referred to as Party A), Erlianhot HengYuan Wind Power Co., ltd.(hereafter referred to as Party B), Inner Mongolia TianWei Wind Energy Equipment Co., Ltd (hereafter referred to as Party C).

Preamble

1.         Party A is a limited company, and engaged in construction projects mainly in Inner Mongolia, PRC.

2.         Party B is also a limited company, and engaged in marketing and management of wind power plant with capacity of 45 MW power in Erlianhot, Xinlinguor League, Inner Mongolia, PR China. The Wind Power Plant shall be constructed and built under the approval of 361-Document issued by Inner Mongolia Development & Reform Commission in 2006, 213-Document issued by Inner Mongolia Homeland Resource Bureau in 2006, 19-Document issued by Inner Mongolia Electricity Group Co., Ltd. in 2007.

3.         Party C owns the technology and license for a 2MW asynchronous wind turbine with variable speed and constant frequency.(the international advanced mainstream wind turbine) developed together with Fuhrlander AG, a German Corporation. This licensed product is also the only recommended wind turbine by Inner Mongolia Municipal government prescribed in government 5-Document Party C also specializes in developing and generating wind energy equipment.

4.         Party B and Party C are willing to transfer the shares to Party A according to the terms of this agreement, in return, party A agrees to invest.

Through rounds of negotiations and according to “Company Law of PRC” and other related laws and regulations, upon the terms and subject to the conditions about the investment set forth hereinafter by which all parties shall all be guided, the parties hereby agree as follows:

1.       Rectification and Approval:

This investment and all related issues have been approved and rectified by the corresponding authority and organization of all three parties.

2.       Investment issues

a.         Party B agrees to transfer 60% shares to Party A within three business days after this agreement will be signed and taken into effect.

(i)         Party A shall collectively own 60% of the equity interests; Party B shall own 40% after the alteration of ownership.

(ii)         After the alteration of the Business License and related documents of party B will be completed, Party A shall agree to invest 500 million RMB through financing as capital for building 45 MW wind power plant.

b.	Party C agrees to transfer 60% shares to Party A within three business days after this agreement will be signed and taken into effect.

(i)	Party A shall collectively own 60% of the equity interests; Party C shall own 40% after the alteration.

(ii)         After the alteration of the Business License and related documents of party B will be completed, Party A shall agree to invest 200 million RMB through financing as capital for developing and generating 2MW asynchronous Wind turbine with variable speed and constant frequency.

3.	Conditions and Priority

a.          Hereafter every time party A invests 60%, party B and C shall jointly invest 40% accordingly among which 15% will be tech shares and only share the profits.

b.          Party B and C shall provide the complete set of related documents including but not limited to: the original projects documents approved by the government, patent certificate and registered trademark certificate with property right, validity date description, technique features, practical values, price calculation, which are the basis and evidence and backup for this investment.

c.          Party B and C have no other debts other than the fees related with approval certificates. But if party B and C have any other debt, then the original shareholders of Party B and C should be responsible for all the debts.

d.          If by any reason any party has the intention to assign and transfer the ownership, this transfer shall be subject to the approval of other parties and this party’s government. Other parties shall have the priority to own the transferred shares

4.	Further statements and guaranties and promises.

It is agreed that the following statements and warranties are made and into effect hereinto. All the parties hereto sign the agreement based on these statements and warranties.

a.          Party A, B and C all are legally incorporated and are enterprise legal person swith effective duration. All the parties have required all authorization, rectification and approval for this investment.

b.          Party A, B and C have the right of authorship and the capacity of signing the agreement. The agreement shall be binding upon all parties once it will be signed and taken into effect.

c.          It is agreed that all parties shall take the obligations under this agreement which are legal and effective. The obligations exist side by side with other obligations the parties are taking and taken and shall not collide with others.

5.	The basic rights of the new shareholders

a.	The new shareholders shall share the equal legal status and shall be equal with the former shareholders.

b.          The new shareholders shall enjoy all the rights the law confers to the shareholders, including but not limited to: profits-sharing of assets, major and significant decisions, delegating and choosing the management personnel.

6.	The responsibilities and obligations of new shareholders

a.          The new shareholders shall have to get the financing as soon as possible as described in the related terms and clauses of this agreement.

b.          The new shareholders shall be obliged to take other responsibilities as company shareholders should take according to the related laws and regulations.

7.	The modifications

All parties acknowledge and agree that the Articles of Corporation shall be amended accordingly based on the terms and clauses under this agreement.

8.	Confirmation of share Ownership

Party B and Party C hereby jointly agree to hold the meeting of board of directors and pass the resolution with regard to the investment after signing the agreement. Party B and C further agree to complete all the procedures of altering and changing the documents in accordance with Inner Mongolia Business Administration requirements to officially confirm the share ownership of Party A. These documents shall include Business License, Tax Registered Certificate, Organization Notification and so on.

9.	Representations and Special Warranties

The new shareholders hereby agree and promise that they shall never take advantage of rights of company shareholders to do anything that violate or damage the company interests and benefits.

10.	Termination of the agreement

a.          If the following situations occur, Party A shall have the right to terminate the agreement after informing Party B and C and recall the fund it invests.

(i)         If there occur issues unable to predict and unable to avoid, even impossible to reimburse its outcome, which result in termination of this investment.

(ii)	If Party B and C breach any term set forth in this agreement, and these breached behaviors result in invalidity of this agreement.

(iii)	If there occur any issues which make promises and guaranties and statements of Party B and C untrue.

b.	If the following situations occur, Party B and C shall have the right to terminate the agreement after informing Party A.

(i)	If Party A breaches any term set forth in this agreement, and these breach behaviors result in invalidity of this agreement.

(ii)	If there occur any issues or facts which make promises and guaranties and statements of Party A untrue.

c.          After any party terminates this agreement as aforesaid or above stipulations, each party shall be released and discharged from any obligations and rights under this agreement except described under provision 11 and existing rights and obligations arising from this agreement before the termination.

d.	In the event of the following case, neither party shall terminate this agreement unless each party agrees in written notice.

After signing this agreement and before shareholders registry procedure has been completed, if there occurs any new changes on the applicable laws and regulations which make the terms and clauses of this agreement do not agree with the new ones, and under this circumstance, all parties cannot reach into a new agreement on amendments of this agreement based on the new ones.

11.	Force majeure

a.          Neither party shall be held responsible for failure of performance or part performance of obligations provided for herein when such failure is caused by force majeure. This will not be considered as defaulting behavior. The Party, which due to the force-majeure circumstances cannot fulfill its obligations under the present Agreement, will make every effort to adjust the non-performance and take every possible measure as quickly as possible to reduce the losses caused by force majeure.

b.         The Party claiming for force-majeure circumstances must immediately notify other Parties of the occurrence of such circumstances in writing. The notification must be sent out within 15 days of such occurrence and contain facts about the nature of the circumstances and also, if possible, reasons for delay or failure of performance or part performance of obligations.

c.          Force majeure in this Agreement means any event, occurred from the date of signing of this Agreement , that hinders the performance or part performance of this Agreement by the Parties and that is beyond the control of or the prediction of the parties and that is unpredictable and unavoidable, including, but not limited to:

(i)         Declared or undeclared wars, on-going wars, blockade, embargo, acts or regulations of governmental bodies, or circumstances directly affecting this investment.

(ii)	Domestic riots affecting this investment directly.

(iii)        Fires, floods, typhoons, hurricanes, tsunamis, landslide earthquake, explosion,, epidemic or quarantine, or other natural phenomenon and so forth.

(iv)	other circumstances of force majeure which all parties agree upon and directly affect this investment.

12.	Liabilities for breach of this agreement

As soon as this agreement will be signed and taken into effect, all parties shall strictly abide by this agreement otherwise the defaulting party shall pay the non-defaulting party related costs and losses.

13.	Disputes and Arbitration

It is the intention of all the parties that this agreement shall be governed by and construed in accordance with PRC laws and regulations. In the event of any dispute, the parties agree to settle any dispute arising from the interpretation of this agreement during the performance of this agreement through friendly negotiation and consultation. In case no settlement can be reached through consultation, each party can submit such matter to Inner Mongolia Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

14.	Entire Agreement

All parties now hereby confirm that this Agreement shall constitute the entire and only agreement setting forth all the terms and principles of the Parties with respect to the investment matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and promises relating thereto. The parties can reach supplementary agreements for any matter concerned which is not included in this agreement and the supplement agreement duly executed by all parties as they deem necessary and shall be deemed as a part of this Agreement without affecting this agreement and shall have the same legal effect as this Agreement.

15.	Effective

This agreement shall be executed by a duly legal representative or authorized agent of each party and stamped their business seals and then become effective simultaneously. This agreement shall not terminate unless each party agrees.

16.	Counterparts

This agreement has been executed in four (4) duplicate originals, each party shall receive one (1) duplicate original, and one original will also give to and Inner Mongolia Business Administration.

[Signature Page]

IN WITNESS WHEREOF each party hereto have caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A: (seal) : ____________________

Inner Mongolia Jin Ma Construction Co., Ltd
By:	Guigui Chen_________________
Legal/Authorized Representative: ____________________

PARTY B: (seal) : ____________________

Erlianhot HenYuan Wind Power Co., ltd.
By:	Mr. Qi______________
Legal/Authorized Representative: ____________________

PARTY C: (seal) : ____________________

Inner Mongolia TianWei Wind Energy Equipment Co., Ltd
By:	____________________
Legal/Authorized Representative: ____________________

Date: 8th, May, 2008